Exhibit 99.1

Alterra Capital Announces Special Dividend

HAMILTON, Bermuda, May 21, 2010 (BUSINESS WIRE) —Alterra Capital Holdings Limited (NASDAQ: ALTE; BSX: ALTE BH) announced today that the Company’s Board of Directors declared a special dividend of $2.50 per share. The dividend is payable on June 16, 2010 to shareholders of record as of June 2, 2010.

About Alterra Capital Holdings Limited

Alterra Capital Holdings Limited is a global enterprise dedicated to providing diversified specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers, and life and health insurers. Alterra was formed in 2010 by the merger of Max Capital Group Ltd. and Harbor Point Limited.

Cautionary Note Regarding Forward-Looking Statements

This release may include forward-looking statements that reflect the Company’s current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting the Company’s future results, please refer to the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by the Company with the SEC. The Company undertakes no obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

SOURCE: Alterra Capital Holdings Limited

Alterra Capital Holdings Limited

Susan Spivak Bernstein, 212-898-6640

Senior Vice President

susan.spivak@alterra-bm.com

or

Kekst and Company

Roanne Kulakoff or Peter Hill, 212-521-4800

roanne-kulakoff@kekst.com / peter-hill@kekst.com